EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JULY 2005

OPERATIONAL PERFORMANCE

HOUSTON, Aug. 1, 2005 - Continental Airlines (NYSE: CAL) today reported a July consolidated (mainline plus regional) load factor of 83.9 percent, 1.5 points below last year's July consolidated load factor. The carrier reported a mainline load factor of 84.6 percent, 1.5 points below last year's July mainline load factor, and a domestic mainline load factor of 86.4 percent, 0.1 points below July 2004. In addition, the airline had an international mainline July load factor of 82.5 percent, 3.1 points below July 2004.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 69.5 percent. The carrier's on-time arrival rate was impacted by severe weather, which plagued the carrier's hub operations in both Newark and Houston throughout much of July. Despite these difficult weather conditions, Continental maintained a systemwide mainline completion factor of 99.6 percent.

In July 2005, Continental flew 7.9 billion consolidated revenue passenger miles (RPMs) and 9.4 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 7.8 percent and a capacity increase of 9.6 percent as compared to July 2004. In July 2005, Continental flew 7.0 billion mainline RPMs and 8.3 billion mainline ASMs, resulting in a mainline traffic increase of 6.6 percent and a mainline capacity increase of 8.5 percent as compared to July 2004. Domestic mainline traffic was 3.8 billion RPMs in July 2005, up 2.4 percent from July 2004, and domestic mainline capacity was 4.4 billion ASMs, up 2.5 percent from July 2004.

For the month of July 2005, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 4.5 and 5.5 percent compared to July 2004. For June 2005, both consolidated and mainline passenger RASM increased 6.6 percent compared to June 2004.

Continental's regional operations (Continental Express) had a July load factor of 78.7 percent, 0.6 points below last year's July load factor. Regional RPMs were 861.8 million and regional ASMs were 1,094.5 million in July 2005, resulting in a traffic increase of 18.1 percent and a capacity increase of 19.0 percent versus July 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 150 domestic and 131 international destinations, more than any other carrier in the world. Nearly 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 56 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental again won major awards at the 2005 OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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PRELIMINARY TRAFFIC RESULTS
JULY	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,797,032	3,706,537	2.4	Percent

International	3,224,998	2,880,162	12.0	Percent
Transatlantic	1,616,005	1,419,716	13.8	Percent
Latin America	957,611	924,948	3.5	Percent
Pacific	651,382	535,498	21.6	Percent

Mainline	7,022,030	6,586,699	6.6	Percent
Regional	861,801	729,722	18.1	Percent
Consolidated	7,883,831	7,316,420	7.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,392,931	4,286,223	2.5	Percent

International	3,910,508	3,365,158	16.2	Percent
Transatlantic	1,900,757	1,643,429	15.7	Percent
Latin America	1,164,149	1,077,630	8.0	Percent
Pacific	845,602	644,099	31.3	Percent

Mainline	8,303,439	7,651,380	8.5	Percent
Regional	1,094,546	920,062	19.0	Percent
Consolidated	9,397,985	8,571,442	9.6	Percent
PASSENGER LOAD FACTOR
Domestic	86.4 Percent	86.5 Percent	-0.1	Points

International	82.5 Percent	85.6 Percent	-3.1	Points
Transatlantic	85.0 Percent	86.4 Percent	-1.4	Points
Latin America	82.3 Percent	85.8 Percent	-3.5	Points
Pacific	77.0 Percent	83.1 Percent	-6.1	Points

Mainline	84.6 Percent	86.1 Percent	-1.5	Points
Regional	78.7 Percent	79.3 Percent	-0.6	Points
Consolidated	83.9 Percent	85.4 Percent	-1.5	Points
ONBOARD PASSENGERS
Mainline	4,293,903	4,164,935	3.1	Percent
Regional	1,518,628	1,325,608	14.6	Percent
Consolidated	5,812,531	5,490,543	5.9	Percent
CARGO REVENUE TON MILES (000)
Total	82,891	83,936	-1.2	Percent
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PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	23,134,588	22,136,002	4.5	Percent

International	18,092,588	15,993,492	13.1	Percent
Transatlantic	8,625,144	7,367,353	17.1	Percent
Latin America	5,623,971	5,232,362	7.5	Percent
Pacific	3,843,473	3,393,777	13.3	Percent

Mainline	41,227,176	38,129,494	8.1	Percent
Regional	5,060,113	4,177,657	21.1	Percent
Consolidated	46,287,289	42,307,151	9.4	Percent

AVAILABLE SEAT MILES (000)
Domestic	28,458,870	28,784,176	-1.1	Percent

International	23,145,887	20,693,560	11.9	Percent
Transatlantic	10,747,941	9,261,039	16.1	Percent
Latin America	7,337,149	7,080,594	3.6	Percent
Pacific	5,060,797	4,351,927	16.3	Percent

Mainline	51,604,757	49,477,736	4.3	Percent
Regional	6,860,724	5,922,580	15.8	Percent
Consolidated	58,465,481	55,400,316	5.5	Percent
PASSENGER LOAD FACTOR
Domestic	81.3 Percent	76.9 Percent	4.4	Points

International	78.2 Percent	77.3 Percent	0.9	Points
Transatlantic	80.2 Percent	79.6 Percent	0.6	Points
Latin America	76.7 Percent	73.9 Percent	2.8	Points
Pacific	75.9 Percent	78.0 Percent	-2.1	Points

Mainline	79.9 Percent	77.1 Percent	2.8	Points
Regional	73.8 Percent	70.5 Percent	3.3	Points
Consolidated	79.2 Percent	76.4 Percent	2.8	Points
ONBOARD PASSENGERS
Mainline	26,357,778	25,102,034	5.0	Percent
Regional	9,116,982	7,756,195	17.5	Percent
Consolidated	35,474,760	32,858,229	8.0	Percent
CARGO REVENUE TON MILES (000)
Total	578,463	582,801	-0.7	Percent
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PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JULY	2005	2004	Change
On-Time Performance [1]	69.5%	76.5%	-7.0	Points
Completion Factor [2]	99.6%	99.7%	-0.1	Points
YEAR-TO-DATE	2005	2004	Change
On-Time Performance [1]	77.1%	77.0%	0.1	Points
Completion Factor [2]	99.6%	99.6%	-	Points
June 2005 consolidated breakeven load factor [3]			73.7	Percent
June 2005 year-over-year consolidated RASM change			6.6	Percent
June 2005 year-over-year mainline RASM change			6.6	Percent
July 2005 estimated year-over-year consolidated RASM change			4.5-5.5	Percent
July 2005 estimated year-over-year mainline RASM change			4.5-5.5	Percent
July 2005 estimated average price per gallon of fuel, including fuel taxes			1.74	Dollars
July 2005 estimated consolidated breakeven load factor [3]			75	Percent
July 2005 actual consolidated load factor[4]			83.9	Percent
August 2005 estimated consolidated breakeven load factor [3]			77	Percent

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Includes Continental Airlines and Continental Express
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